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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1996
                                            REGISTRATION STATEMENT NO. 333-_____

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    --------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    --------------

                                  UNIFY CORPORATION
                (Exact name of registrant as specified in its charter)

         DELAWARE                                          94-2710559
(State or other jurisdiction                             (IRS Employer
of incorporation or organization)                      Identification No.)

                              181 METRO DRIVE, 3RD FLOOR
                              SAN JOSE, CALIFORNIA 95110
                                    (408) 467-4500
             (Address, including Zip Code and telephone number, including
               Area Code, of Registrant's principal executive offices)

                                1991 STOCK OPTION PLAN
                          1996 EMPLOYEE STOCK PURCHASE PLAN
                               (Full Title of the plan)

                                    REZA MIKAILLI
                                      PRESIDENT
                              181 METRO DRIVE, 3RD FLOOR
                              SAN JOSE, CALIFORNIA 95110
                                    (408) 467-4500
               (Name, address, including Zip Code and telephone number,
                      including Area Code, of agent for service)

                                   ---------------

                                      COPIES TO:
                                 PETER M. ASTIZ, ESQ.
                                   BAKER & McKENZIE
                                    660 Hansen Way
                             Palo Alto, California 94304

                           CALCULATION OF REGISTRATION FEE
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TITLE OF EACH                    PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
CLASS OF SECURITIES AMOUNT TO BE  OFFERING PRICE     AGGREGATE      REGISTRATION
TO BE REGISTERED    REGISTERED    PER SHARE(1)   OFFERING PRICE(1)     FEE(2)
--------------------------------------------------------------------------------
Common Stock, par
value $0.001 per
share . . . . .      1,270,106       $13.50        $17,146,431        $5,912.56
--------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"). Pursuant to Rule 457(c), the maximum offering price per unit is $13.50, the average of the high and low sales price of a share of the Registrant's Common Stock reported on the National Market System of the NASDAQ Stock Market ("NASDAQ/NMS") on September 24, 1996, and the maximum aggregate offering price is the product of $17,146,431 and 1,270,106 the number of shares of the Registrant's Common Stock being registered hereby.
(2) The registration fee for the securities being registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(c) promulgated thereunder .

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The approximate date of commencement of proposed sale of these securities is as soon as practicable after this Registration Statement becomes effective.


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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INFORMATION INCORPORATED BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

    The Registrant's Final Prospectus dated June 14, 1996 as filed with the Commission pursuant to Rule 424(b).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers.

    Under its Restated Certificate of Incorporation and Bylaws the Registrant shall, to the full extent permitted by the Delaware General Corporation Law, indemnify each person made or threatened to be made a party to any civil, criminal or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Restated Certificate of Incorporation and Bylaws state that the indemnification provided therein is not exclusive. The Registrant has also entered into an Indemnification Agreement with each director and certain officers which provides that the Registrant shall indemnify the director or officer in connection with any such actions, suits or proceedings.

    The Registrant expects to have in force an insurance policy under which its directors and officers will be insured, within the limits and subject to the limitations in the policy, against certain expenses in connection with the defense of such actions, suit or proceedings to which they are parties by reason of being or having been directors or officers.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


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ITEM 8.       EXHIBITS.

Exhibit
Number
-------

4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-3834).)
4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-3834).)
5.1 Opinion of Baker & McKenzie as to legality of securities being registered.
23.1          Consent of Independent Accountants.
23.2          Consent of Counsel (contained in Exhibit 5.1).



ITEM 9.       UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 27, 1996.


                                            UNIFY CORPORATION


                                            By /s/ Reza Mikailli
                                              -------------------------------
                                               REZA MIKAILLI, PRESIDENT

                                  POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Reza Mikailli, Susan Salvesen and Todd Wille, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated:

     Signature                    Title                            Date
     ---------                    -----                            ----


/s/ Reza Mikailli
---------------------------   Director, President and         Sept. 27, 1996
    Reza Mikailli             Chief Executive Officer
                              (Principal Executive Officer)

/s/ Susan Salvesen
---------------------------   Vice President, Finance         Sept. 27, 1996
    Susan Salvesen            and Administration and
                              Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ D. Kirk Bowman
---------------------------   Director                        Sept. 9, 1996
    D. Kirk Bowman


/s/  Gerard Langeler
---------------------------   Director                        Sept. 3, 1996
     Gerard Langeler


/s/  Arthur Patterson
---------------------------   Director                        Sept. 3, 1996
     Arthur Patterson